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NewGen

NewGen Technologies, Inc.
6000 Fairview Road, 12th Floor
Charlotte, NC 28210
(704) 552-3590
www.nwgntech.com

Media Contact:                          Investor Contact:
Blois Olson                             Jody Burfening / Chris Witty
New School Communications, Inc.         Lippert/Heilshorn & Associates, Inc.
(651) 221-1999                          (212) 201-6609
b.olson@new-school.com                  cwitty@lhai.com

FOR IMMEDIATE RELEASE

                     NewGen Announces Third Quarter Results

CHARLOTTE, NC, November 21, 2005 - NewGen Technologies, Inc. (OTCBB: NWGN) today reported financial results the third quarter and nine months ended September 30, 2005.

Highlights

      o On September 19, 2005, NewGen formed a joint venture with Advanced Biotechnology to manufacture biodiesel in Georgia and Florida, including a plant with capacity to produce 60 million gallons of biodiesel per year - triple the size of any existing such facility
      o On September 30, 2005, NewGen signed an agreement to purchase three fuel terminals in the Southeast United States. The terminals, with a total storage capacity of over 10 million gallons and an annual throughput capacity of more than 350 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons
      o Since the end of the quarter, NewGen has announced plans to merge with Prolong International Corporation, maker of proprietary lubricants and fuel additives, and form a joint venture with PowerSHIFT Energy to manufacture biodiesel and supply energy solutions to several sites across the U.S.

During the third quarter, NewGen began operating as a public company dedicated to the production, processing, and distribution of premium biofuels. Given its early stage in development - during which the company has been investing in biofuel technologies for future manufacture and sale - NewGen did not report any revenue for the third quarter, which ended September 30, 2005, or for the period from June 1, 2005 (inception) through September 30, 2005. There is no comparable revenue for 2004, as NewGen did not exist in its present form at that time.

For the quarter ended September 30, 2005, the net loss attributable to common shareholders was $1.0 million, or $(0.03) per share. For the period from June 1, 2005 (inception) through September 30, 2005, the net loss attributable to common shareholders was $2.5 million, or $(0.08) per share.

S. Bruce Wunner, Chairman and CEO of NewGen Technologies, stated, "In a short period of time, we have demonstrated our commitment to establishing a significant presence in the global market for biofuels and related technology. Demand for alternative energy products - and biodiesel specifically - has been incredible, and we are on track to have production up and running by the end of 2006. We have already identified several manufacturing locations, while our pending merger with Prolong International will provide access to new customers and technology to complement our own proprietary products - speeding our time to market. We are confident that, over time, NewGen will build a leading position in this growth industry."

Separately, NewGen announced that it has retained the law firm of Richards Butler, based in London, to represent the company internationally in its transactions, intellectual property matters, and corporate affairs. Richards Butler has over 70 years of experience, with offices worldwide and approximately 400 attorneys on staff. Additional information can be found at www.richardsbutler.com.

About NewGen Technologies, Inc.

NewGen's mission is to be a leading manufacturer, processor and distributor of premium biofuels that are intended to dramatically reduce the ecological and economic impact of world petroleum use. NewGen believes that it has developed the cleanest burning and highest performing fuels in the world by utilizing technology that allows for more complete combustion, which NewGen believes will result in improved miles per gallon and significantly decreased harmful emissions, including reduced carbon monoxide, carbon dioxide, nitrous oxides, particulates and black smoke. The company's fuel products include proprietary and complex technology, substantially and predominantly derived from petroleum sources, which are intended to improve the performance of gasoline and diesel fuels, as well as domestically-produced and environmentally-friendly alternative fuels such as Ethanol-based E85 and Biodiesel-based B20. The vision of NewGen and ReFuel America, NewGen's wholly-owned U.S. subsidiary, is a world less dependent on oil, using secure, homegrown fuels which better preserve our most important resources - the air we breathe and water we drink.

Additional information can be found at the company's website www.nwgntech.com.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of NWGN and PRL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

        NEWGEN TECHNOLOGIES, INC. (Formerly Bongiovi Entertainment, Inc.)
                          (A development stage company)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005, AND FOR THE
           PERIOD FROM JUNE 1, 2005 (INCEPTION) TO SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                               For the three              For the period from
                                                                months ended         June 1, 2005 (Inception) to
                                                             September 30, 2005           September 30, 2005
                                                          ------------------------     ------------------------
Revenues                                                  $                     --     $                     --
                                                          ------------------------     ------------------------

General and administrative expenses                                        946,246                    2,445,642
                                                          ------------------------     ------------------------

Loss from operations                                                      (946,246)                  (2,445,642)
                                                          ------------------------     ------------------------

Other (expenses)
    Interest                                                                (8,998)                     (20,137)
    Bank fees                                                               (3,747)                      (3,747)
    Loss from investment in joint venture                                  (14,514)                     (14,514)
                                                          ------------------------     ------------------------
       Total other (expenses)                                              (27,259)                     (38,398)
                                                          ------------------------     ------------------------

Loss before provision for income taxes                                    (973,505)                  (2,484,040)

Provision for income taxes                                                      --                           --
                                                          ------------------------     ------------------------

Net loss                                                  $               (973,505)    $             (2,484,040)
                                                          ========================     ========================

Loss per share - basic and diluted                        $                  (0.03)    $                  (0.08)
                                                          ========================     ========================

Weighted average number of common
    shares outstanding - basic and diluted                              33,044,247                   32,580,309
                                                          ========================     ========================

        NEWGEN TECHNOLOGIES, INC. (Formerly Bongiovi Entertainment, Inc.)
                          (A development stage company)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                     ASSETS
                                                                          September 30,
                                                                               2005
                                                                          --------------
Current assets:
    Cash                                                                  $      816,981
    Prepaid royalties                                                            187,500
    Other current assets                                                          23,334
                                                                          --------------
    Total Current Assets                                                       1,027,815
                                                                          --------------

    Investment in joint venture                                                   35,486
    Deposit on land and improvements                                             170,000
                                                                          --------------
    Total Other Assets                                                           205,486
                                                                          --------------

                    TOTAL ASSETS                                          $    1,233,301
                                                                          ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued expenses - related parties               $      500,200
    Accounts payable and accrued expenses - other                                237,289
    Note payable, related party                                                  281,500
                                                                          --------------
                    TOTAL LIABILITIES                                          1,018,989
                                                                          --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value, 10,000,000 shares
      authorized, none issued and outstanding                                         --
    Common stock, $0.001 par value; 100,000,000 shares authorized,
      31,468,524 shares issued and outstanding                                    31,468
    Additional paid-in capital                                                 1,068,323
    Common stock to be issued (5,319,500 shares)                               2,659,750
    Common stock subscriptions receivable                                        (27,581)
    Deferred equity-based expenses                                            (1,033,608)
    Deficit accumulated during development stage                              (2,484,040)
                                                                          --------------
                    TOTAL STOCKHOLDERS' EQUITY                                   214,312
                                                                          --------------

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $    1,233,301
                                                                          ==============